UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BestGofer Inc.

(Exact name of registration as specified in its charter)

Nevada	7200	82-5296245
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 Nisan Beck St, Jerusalem

Israel 91034

(972) 03-9117987

(Principal place of business)

Robert Burnett

Witherspoon Brajcich McPhee, PLLC

601 W. Main Avenue, Suite 1400

Spokane, Washington 99201

Office: (509) 455-9077

Fax: (509) 624-6441

(Name, address and telephone number for agent for service of process)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by checkmark whether the registration is a larger accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filler,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registration has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

i

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay until the Registration shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

BESTGOFER INC.

2,080,000 Common Shares

There is no public market for our Common stock and we have not applied for the listing or quotation of our Common stock on any public market. Selling Shareholders will sell at $0.04 per share.  The price at which Selling Shareholders sell their shares was determined arbitrarily and may bear no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file a Form 211 application with the Financial Industry Regulatory Authority (“FINRA”) and then apply to have our Common stock quoted via OTC Markets. We currently have no market maker who is willing to file a Form 211 on our behalf. There is no assurance that any active trading market for our shares will develop or will be sustained if developed.

We are registering a total of 2,080,000 shares of our Common stock held by Selling Shareholders. There is no minimum number of shares required to be purchased by each investor. The Offering is being conducted by the Selling Shareholders. The shares will be sold by the Selling Shareholders. All of the shares being registered for sale by the Selling Shareholders will be sold at $0.04 per share. The price of $0.04 per share is arbitrary based upon their original purchase price of $0.025. We receive no proceeds from the sale of any shares sold in this Offering. There is no guarantee that a public market will ever develop, and you may be unable to sell your shares.

BestGofer Inc. is a development stage company and currently has no active business operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for BestGofer Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Company has no nominal operations and has assets consisting solely of cash and cash equivalents and is therefore a shell company as defined in Rule 405.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 2.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. Selling Shareholders will not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Until January 25, 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to his unsold allotments or subscriptions.

PART I - INFORMATION REQUIRED IN PROSPECTUS

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus. In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” “BestGofer” and “Company” are to BestGofer Inc.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which related to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the following-looking statements to conform these statements to actual results.

General Information about Our Company

BestGofer, Inc. was incorporated in the State of Nevada in October 2017, with the purpose of developing a consumer delivery system.

BestGofer’s business and corporate address is Hagai 24, Diamona Israel, 80600. Our telephone number is 03-9117987, and our registered agent for service of process is Registered Agents, Inc., 401 Ryland St., Suite 200-A, Reno, NV 89502. Our fiscal year end is November 30.

We are registering a total of 2,080,000 shares of Common stock. All of the shares being registered for sale by the Company will be sold by the Selling Shareholders at $0.04 per share.

This Offering will terminate on the earlier of the sale of all shares offered or 270 days after the date of the Prospectus, unless extended an additional 90 days by our Board of Directors.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell the shares and their investment in our securities is not liquid.

The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is therefore a shell company as defined in Rule 405.

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

1.No or nominal operations; and

2.Either:

a.No or nominal assets;

b.Assets consisting solely of cash and cash equivalents; or

c.Assets consisting of any amount of cash and equivalents and nominal other assets.

BestGofer is focused on the delivery industry to provide consumers the leisure of having retail items purchased on their behalf and delivered directly to their doors. These services are aspirational and significant funds will have to be raised and allocated to provide these services.

The Company intends to serve its consumers through the convenience of a smart phone app by notifying local delivery staff (Gofer’s) through an online communication system of a desired pick up or delivery request i.e. groceries, business packages, personal items etc.

The consumer will state a maximum dollar amount at the time of notification, restricting Gofers from unauthorized spending on behalf of the consumer.

Consumers may be retailers, businesses or individuals who need a helping hand or who simply enjoy the advantage of doorstep delivery. Eligible consumers will need to be over the age of 21 and own a valid credit card. Credit cards of consumers will be linked through the app and charged at the time of delivery. Deliveries will be subject to a fee, an amount agreed upon by Gopher and consumer.

Items of delivery will need to meet a restricted criteria such as weight limit of 20 kg per delivery, drugs are prohibited etc. A Gofer may exercise his right to refuse service should the item criteria not be met.

The head office will be established in Israel where the application portal and website will be controlled. Deliveries and other operations will be carried out in all of the United States. The Company has a business license in Nevada and will direct operations from there. All operations will be controlled via the online Gofer platform.

The Offering

Following is a brief summary of this Offering. Please see the Plan of Distribution and Terms of the Offering sections for more detailed description of the terms of the Offering.

Securities Being Offered	2,080,000 shares of Common stock by the Selling Shareholders.

Price per share	All of the shares being registered for sale will be sold at $0.04 per share. Selling shareholders are deemed to be Underwriters.

Securities Issued and Outstanding	5,880,000 shares of Common stock are issued and outstanding before the Offering and 5,880,000 shares will be outstanding after the Offering.

Registration costs

We estimate our total offering registration costs to be $5,000. If we experience a shortage of funds prior to funding, our Directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our Directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, Directors, control persons and/or affiliates do not intend to purchase any shares in this Offering. Our sole officer and Director will own 64.6% of our Common stock before and after the Offering.

RISK FACTORS

An investment in the securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are material risks related to the Company and an investment in the Company. The list of Risk Factors below does not portend to be all-inclusive. There may be additional risks associated with our Company, our business, our industry, an investment in the Shares and/or other factors related to the Company and/or the Offering. Investors are urged to perform his own due diligence, with the help of his investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the shares.

Our independent auditors have issued an audit opinion for BestGofer which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in Note B of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of his investment in the Company.

We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on October 11, 2017, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. During the years ended November 30, 2023 and 2022, the Company recognized net loss of $43,792 and $33,343 respectively all of which were for professional, general and administrative expenses. Our ability to achieve and maintain profitable and positive cash flows is dependent upon:

•Our ability to attract customers who will buy our services, and

•Our ability to generate revenue through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. In the event the Company is unable to generate revenues, it may be required to seek additional funding. Such funding may not be available or may not be available on terms which are beneficial and/or acceptable to the Company. In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of his investment in the Company.

If we are unable to build and maintain our brand image and corporate reputation, our business may suffer.

We have not yet implemented our business plan or commenced active operations. Our success depends on our ability to build and maintain the brand image for our services. We cannot assure you, however, that any additional expenditure on advertising and marketing will have the desired impact on our brand image and on consumer preferences. Actual or perceived product quality issues or allegations of product flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to choose other services.

If we are unable to complete our plan to establish our network of services, we will not be able to generate revenues and you will lose your investment.

We have not yet fully completed our plan to develop our business. The success of our proposed business will depend on the completion of our plan and the acceptance of our services by the general public. Achieving such acceptance will require significant marketing investment. Once we are capable of network of services, it may not be accepted by consumers at sufficient levels to support our operations and build our business. If our products are not accepted at sufficient levels, our business will fail.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we may have to offer our services at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on services in the future, we may need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

Payment card networks or bank fees, rules, or practices could harm our business.

We expect to receive payments via credit cards; however, we do not directly access the payment card networks that enable our acceptance of credit cards and debit cards, including some types of prepaid cards. Accordingly, we must rely on banks or other payment processors to process transactions and must pay fees for the services. Payment card networks have or may impose special assessments for transactions that are executed through a “digital wallet”, and such fees could particularly impact us and significantly increase our costs. Our payment card processors may have the right to pass any increases in interchange fees and assessments on to us as well as increase his own fees for processing. Any changes in interchange fees and assessments could increase our operating costs and reduce our operating income.

The payment methods that we offer also subject us to potential fraud and theft by criminals, who are becoming increasingly more sophisticated, seeking to obtain unauthorized access to or exploit weaknesses that may exist in the payment systems. If we fail to comply with applicable rules or requirements for the payment methods we accept, or if payment-related data is compromised due to a breach or misuse of data, we may be liable for costs incurred by payment card issuing banks and other third parties or subject to fines and higher transaction fees, or our ability to accept or facilitate certain types of payments may be impaired. In addition, our customers could lose confidence in certain payment types, which may result in potential changes to our payment systems that may result in higher costs or may result in a loss of business.

In addition, credit card users have certain rights as defined in such statutes as the Fair Credit Billing Act of 1986 (FCBA). Under the FCBA, a customer can dispute charges and we may have to refund any payments if the credit card company agrees with the customer.

BestGofer is considered a shell company and is therefore subject to certain restrictions.

The Securities and Exchange Commission (“SEC”) adopted Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet indicates that we have both nominal operations and nominal assets; therefore, we are defined as a shell company. These rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to other available registration statements (including an S-1 registration statement). Additionally, the rules regarding Form 8-K require shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If, in the future, we engage in a transaction which would cause us to cease being a “shell company,” we will, at that time, be required to file a Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, together with required financial information. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. Although we currently have no plans to seek a merger or other business combination, to the extent that we are required to comply with additional disclosure requirements because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. The SEC adopted a new Rule 144 effective February 15, 2008, which restricts re-sales of restricted securities, pursuant to Rule 144, by shareholders of a shell company. See discussion under heading “Rule 144” below and the Risk Factor titled “Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Resale Restrictions Pursuant To Rule 144, Due to Our Status As A ‘Shell Company.’” Please see subsection entitled “Rule 144” under “Market Price of And Dividends on the Registrant’s Common Equity and Related Stockholder Matters” section, page 29, for further discussion on restrictions applicable to sale of Common stock.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

No additional source of capital has been identified or sought. As a result, we do not have an identified source of funds with which to implement our business plan. If we do find a source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in locating a source of capital, whether through debt or equity financing, we will be faced with several options:

1.abandon our business plans, cease operations and go out of business;

2.continue to seek alternative and acceptable sources of capital; or

3.bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment. In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

Because management does not have relevant experience in managing a software and electronic products company, our business has a higher risk of failure.

Our sole officer and Director, Mr. Mohammad Hasan, does not reside in the United States and has limited business experience related to the marketing and development of our business. Consequently, management will initially have to rely on the experience of third parties. Further, we have budgeted only $20,000 toward operational expenses. Additionally, our lack of public company experience could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements including establishing and maintaining internal controls over financials reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

We have commenced only limited operations, and therefore currently have no employees other than our officer/Director, who spends approximately 3 hours a week on our business as is required. Mr. Mohammad Hasan is engaged with other businesses, which will occupy the remainder of his working time every week. We will consider retaining full-time management and administrative support personnel as our business and operations increase. We do not foresee engaging full-time management or administrative support personnel during the next 12 months.

We possess minimal capital, which may severely restrict our ability to market our services. If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our website and application. We feel we require a minimum of $13,000 to provide sufficient capital to commence with operations and development of the business plan. Our business plan contemplates the marketing of our services via our website. Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of his investment in the Company.

Because our sole officer and director has other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officer and Director has other outside business activities and will only be devoting less than 10% of his time, or 3 hours per week, to our operations, our operations may be sporadic and occur at times which are convenient to our officer and Director. In the event he is unable to fulfill any aspect of his duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current sole officer and director,

We currently are managed by one officer and Director and we are entirely dependent upon him in order to conduct our operations. If he should resign or die, there will be no one to run BestGofer, and the company has no Key Man insurance. If our current sole officer and Director is no longer able to serve as such and we are unable to find other persons to replace him, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Because our Director and Officer resides in Israel, any judgments may be difficult to enforce.

Our sole Director and officer is a citizen of, and resides in, Israel. If a shareholder initiates an action against our officer or Director, it may be difficult to prosecute any such action. And a judgment rendered outside of Israel does not operate in Israel as though it was issued by an Israeli court. The Judicial Collection Authority will not enforce the judgment, and the Land Registrar will neither recognize it nor register it in the Land Registry. Under the Israeli Foreign Judgments Enforcement Law, 1958, a person receiving a judgment against an Israeli citizen must prove, another other requirements, that under the rules of private international law applicable in Israel, a foreign court is deemed authorized to give an “in personam” judgment upon satisfaction of one of the following conditions: (a) Residence of the defendant in the foreign country - temporary residence or even incidental presence is sufficient, as long as it existed at the commencement of the legal proceedings; (b) Submission of the defendant to the jurisdiction of the foreign court. As such, any judgment may be difficult to enforce.

The shares being offered are defined as “penny stock”, the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our Common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Following the effectiveness of this Registration Statement. we plan to contact a market maker to file with FINRA a Form 211 application on our behalf and then apply to have our Common stock listed for quotation via OTC Markets.  OTC Markets is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. OTC Markets is not an issuer listing service, market or exchange.  We cannot guarantee that our 211 application will be accepted or approved and/or our stock and quoted for sale. As of the date of this filing, there have been no discussions or understandings between BestGofer or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares. As a result, an investment in the Shares may be illiquid in nature and investors could lose some or all of his investment in the Company.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $5,000 cost of this Registration Statement to be paid from our cash on hand. Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $15,000 annually. Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

We will receive no proceeds from this Offering.

Because the Offering is being conducted by the Selling Shareholders we will receive no proceeds from any sales of our Common stock by the Selling Shareholders.  We will need additional capital to implement our business plan and grow our business.  There are no guarantees we will have any access to any capital going forward and this Offering will not result in any proceeds to the Company.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our Common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment. There are no guarantees that any market for our Common stock will ever develop or that the price of our stock will ever increase. If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate his investment and/or lose his entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our Common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is questionable at best.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the Common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

USE OF PROCEEDS

The Selling Shareholders shall retain all proceeds of this Offering.

DETERMINATION OF OFFERING PRICE

Each Selling Shareholder will determine the selling price of any shares sold by that Selling Shareholder. The Selling Shareholders are underwriters for purposes of the Securities Act of 1933, as amended, and the rules and regulations thereunder. The Offering price was determined arbitrarily. The offering prices of the Selling Shareholders may bear no relationship whatsoever to our assets, earnings, book value or other criteria of value.

DILUTION

No dilution of shareholders will occur due to this Offering as all shares being registered and sold hereunder are already issued and outstanding and held by the Selling Shareholders.

PLAN OF DISTRIBUTION

Any shares sold pursuant to this Offering will be sold by the Selling Shareholders.  The Company will not be involved in, or have any control of, any sales of shares or the distribution of any shares sold.

OTC Markets Considerations

We intend to apply to have our stock quoted via OTC Markets. The Company’s shares may never be quoted via OTC Markets or listed on an exchange. OTC Markets is a quotation service and is separate and distinct from the NASDAQ stock market and other stock exchanges. Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, OTC Markets standards for quotation are less rigorous.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 190,000,000 shares of Common stock, par value $0.001 per share and 10,000,000 shares of Preferred stock, par value $0.001 per share.  As of November 1, 2023, there were issued and outstanding 5,880,000 shares of Common stock and no shares of Preferred stock.

The following summary of the material provisions of our Common stock, Preferred stock, Articles of Incorporation and Bylaws is qualified by reference to the provisions of our Articles of Incorporation and Bylaws included as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

Holders of our Common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting.  Holders of our Common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. However, the current policy of our Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up, the holders of our Common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our Common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of Preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors (commonly known as “blank check” preferred stock). The Board of Directors may, without stockholder approval, issue Preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our Common stockholder and may assist management in impeding an unfriendly takeover or attempted changes in control.

Cash Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors, and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

Anti-Takeover Law, Limitations of Liability and Indemnification

Nevada Anti-Takeover Law. Our Articles of Incorporation and Bylaws exclude us from the restrictions imposed by Nevada Revised Statutes (“NRS”), 78.378 to 78.3793, inclusive. Pursuant to Section 78.434 of the NRS, upon incorporation we elected not to be governed by Sections 78.411 to 78.444, inclusive, and Sections 78.378 to 78.3793, inclusive, of the NRS. These sections prevent many Nevada corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons.  Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

•the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status,

•upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or

•on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Because we elected upon incorporation to be exempt from the provisions of these provisions, there are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Limited Liability and Indemnification. Our Articles of Incorporation eliminate the personal liability of our Directors for monetary damages arising from a breach of his fiduciary duty as directors to the fullest extent permitted by Nevada law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our Articles of Incorporation require us to indemnify our Directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our Directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•conducted himself or herself in good faith;

•reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

•in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding.  If the person is found liable to the Company, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities under the Securities Act of 1933 (the “Securities Act”) may be permitted to Directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a Director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements for BestGofer as of and for the period ended November 30, 2023, included in this Prospectus have been audited by Barton CPA in Cypress, Texas, an independent registered public accounting firm, to the extent and for the periods set forth in his reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the Offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

BestGofer is focused on the delivery industry to provide consumers the leisure of having retail items purchased on their behalf and delivered directly to their door. These services are aspirational and significant funds will have to be raised and allocated to provide these services.

The Company intends to serve its consumers through the convenience of a smart phone app by notifying local delivery staff (Gofer’s) through an online communication system of a desired pick up or delivery request, i.e., groceries, business packages, personal items etc.

The consumer will state a maximum dollar amount at the time of notification, restricting Gofers from unauthorized spending on behalf of the consumer.

Consumers may be retailers, businesses or individuals who need a helping hand or who simply enjoy the advantage of doorstep delivery. Eligible consumers will need to be over the age of 21 and own a valid credit card. Credit cards of consumers will be linked through the app and charged at the time of delivery. Deliveries will be subject to a fee, an amount agreed upon by Gopher and consumer.

Items of delivery will need to meet a restricted criteria such as weight limit of 20 kg per delivery, drugs are prohibited etc. Gofers may exercise their right to refuse service should the item criteria not be met.

The head office will be established in Israel where the application portal and website will be controlled. Deliveries and other operations will be carried out in all of the United States. The Company has a business license in Nevada and will direct operations from there. All operations will be controlled via the online Gofer platform.

There are no specific privacy regulations that affect our transactions other than normal sales tax and fitness of goods laws, however credit card users have certain rights as defined in such statutes as the Fair Credit Billing Act of 1986 (FCBA). Under the FCBA, a customer can dispute charges and we may have to refund any payments if the credit card company agrees with the customer.

Product and Services

BestGofer App:

Qualified consumers will be required to open an online account using the Gofer app on their smart phone, which will require details such as name, address, contact and credit card information.

Regulation of privacy will be enforced through our secured online platform where consumers and contracted drivers will set up accounts. Credit cards will need to be valid. No payments will be accepted by the driver at any time during the delivery process. The credit cards will be charged upon completion of delivery via the Gofer platform. Drivers will be required to sign a liability waiver prior to contract commencement. Drivers will also be required to complete a criminal record check as well submit updated driving records.

Drivers will be independent contractors. Driver application forms can be completed online via website. Upon application approval, drivers will complete an employment contract and download the Gofer app where they can access their vendor profiles. Successful applicants will have passed the criminal record and driver-screening requirements as well provide proof of American citizenship or working visa.

Drivers will be recruited through websites targeting career opportunities. We plan to engage independent website construction contractors who will design, approve logarithms, individual page content and then test and approve the site launch. It is planned to launch the website in approximately five months from completion of this Offering.

Upon opening the application, the first function will locate a Gofer nearest the user or desired destination of pick-up.

Second, one or more of the following five categories must be selected: Grocery, Restaurant, Convenience, Liquor and Courier Services. Once a category has been selected, a window to enter the details of pick up will appear where the consumer will enter precisely the address of the retailer and exactly what they need (i.e. four apples, a copy of a magazine, one bottle of aspirin, etc.). An option to upload a picture from a smart phone of the exact product desired will be on the app.

Thirdly, the user will be prompted to enter a maximum dollar amount that may be spent on the purchase of up to $400.00.

Upon completion of the above three steps, the user will complete the service call by pressing the “Find Gofer” key. This key, in turn, will notify the nearest Gofer having been selected in the first function that a customer is requesting his service.

BestGofer, Drivers:

An eligible Gofer driver will be required to pass a criminal record check, own a valid drivers’ license, access to a vehicle and speak basic English.

Once the eligible driver has met company standards, they will be required to choose his desired city of occupation. BestGofer will provide maps to each driver for his designated city, in which drivers will be responsible for learning the whereabouts of each retail, restaurant and service location. This will facilitate quicker deliveries.

Each Gofer driver will download the app and open a personalized service account. While open, the app will track the location of the Gofer, notifying consumers of his whereabouts.

Upon receiving a service request from a consumer, the Gofer will reply to the request with an offered fee for service or refuse service. Once mutually agreed upon by both parties, the Gopher may perform the service.

Upon pick up of merchandise, a Gofers will provide his own means to facilitate the purchase, while placing a money hold on the consumer’s credit card of the maximum allowable purchase price set out by the consumer in the third function of his order, thus offering security to the Gofer’s purchase.

Gofers must use caution to ensure grocery and convenient items are not damaged at time of pick up, as the Gofer will be responsible for the costs of returning damaged merchandise. Consumers will not be required to pay a service fee upon receiving damaged merchandise.

Gophers may receive tips for their service.

Drivers will be independent contractors. Driver application forms can be completed online via our website. Upon application approval, drivers will complete an employment contract and download the Gofer app where they can access their vendor profiles. Successful applicants will have passed the criminal record and driver-screening requirements, as well provide proof of American citizenship or working visa.

Drivers will be recruited through websites targeting career opportunities.

Market Analysis

Marketing:

Gofer seeks online marketing strategies by means of social media exclusively, using the following apps:

•Facebook

•Twitter

•Instagram

•Snapchat

Business Strategy

BestGofer will retain thirty percent (30%) of each of the Gofers’ delivery fees under a contract.

Description of Properties

BestGofer will maintain an executive office at 24 Hagai, Dimona 80600, Israel, 03-9117987. All marketing, sales and customer support will be managed from this office.

Legal Proceedings

There are no legal actions pending against us nor any legal actions contemplated by us at this time.

Market Price and Dividends

Market Information

There is presently no public market for our shares of Common Stock. After the effectiveness of the Registration Statement of which this Prospectus forms a part we anticipate filing a Form 211 with FINRA and then applying to have our Common Stock quoted via OTC Markets. However, we can provide no assurance that our shares of Common Stock will be quoted via OTC Markets or, if quoted, that a public market will materialize.

Holders

As of November 30, 2023, the Company had thirty-one shareholders of its Common Stock.

Dividends

We have never paid cash dividends on our Common Stock. Payment of dividends will be within the sole discretion of our board of directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition, under Nevada law, we may declare and pay dividends on our Common Stock either out of our surplus, as defined in the relevant Nevada statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Nevada statutes, has been diminished by depreciation in the value of our property or by losses, or otherwise, to an amount less than the aggregate amount of the capital, represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Securities Authorized for issuance Under Equity Compensation Plans

Not applicable.

OTC Markets

After the approval of this Registration Statement, we will attempt to have our Common Stock quoted via OTC Markets. Unlike a major stock exchange such as NYSE or NASDAQ, which has specific quantitative and qualitative listing and maintenance standards, the OTC Markets is an interdealer quotation service which facilitates quotation of unlisted securities. TOTC Markets does not have as strict standards as exchanges, but among other requirements companies must be current in their public disclosures. To be quoted on OTC Markets, a market maker must apply to make a market in our Common Stock. As of the date of this Prospectus, we have not made any arrangement with any market maker to apply to make a market in our Common Stock and there can be no assurance that a market will develop or be maintained in our Common Stock. There is no assurance that the shares of our Common Stock will ever be quoted on OTC Markets.

Cash Requirements

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Use of Estimates

The discussion and analysis of our financial condition and results of operations is based upon the accompanying financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America and are expressed in United States Dollars. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS. LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

Below is a brief description of our planned activities which we expect to commence over the next six (6) months.

Months 1 to 6 Following Registration of this Offering

Main Objectives:

•Hire a freelance graphic designer;

•Identify and hire a freelance application development software to develop our app;

•Initiate the graphic design of our corporate identity package (logos, layouts, fonts etc.); and

•Set up Google AdSense account.

•Identify and hire a freelance application development software to develop our app;

•Initiate the graphic design of our corporate identity package (logos, layouts, fonts etc.); and

•Set up Google AdSense account.

We intend to immediately begin to interview one or more software app developer companies and freelancer graphic designers in Israel, we have yet to identify potential candidates. We plan to retain the services of the software app developer and freelance graphic designer by the end of the first month. During month 2, we will work with the software app developer on the specifications of the website. During months 3 and 4 we expect the software app developer to develop and integrate it with our website. During month 5 we will test the system and correct any issues with it. Our management intends to oversee and participate in the software development process.

During month 2 the freelance graphic designer will design our corporate identity package and marketing materials. We expect that our graphic designer will complete developing our corporate identity package (including logos, business cards, letterhead, stationary, email forms, etc.) by the end of month 3. Once completed, we intend for the designer to proceed with the revamping of our web site. This task will be completed by the end of month 4. We expect to concurrently proceed with the printing of business cards, letterhead and envelopes.

During month 5, we plan to set up an account with Google Ads service. This is available free of charge to us and will allow us to include Google ads from other advertisers on our website. We will receive a fee from these advertisers for each click on his ad by our subscriber visiting our site.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures About Material Risk

Not required for a small company.

Directors and Executive Officers

Director Qualifications

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that our Board of Directors to conclude that the individual should be serving as a Director of our company.

Mohammad Hasan Hamed, Pres, Sec, Treas, Dir, CEO, CFO

Mohammad Hasan Hamed is the owner of a moving company named “Star Moving” established in 2011 in Jerusalem. For the last 9 years, the company offers comprehensive home and business relocation and packing services. His company move apartments, condominiums, homes, businesses, and everything in between. The company provide service across Israel. In 2013, Mohammad took a few business and managing courses at University of Jerusalem.

In addition to each of the individual skills and background described above, the Board of Directors also concluded that this individual will continue to provide knowledgeable advice to the Board and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Director Compensation

We have not established standard compensation arrangements for our Directors and the compensation payable to each individual for his service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the Directors on our behalf. Currently, executive officers of our Company who are also members of the Board of Directors do not receive any compensation specifically for his services as Directors.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers who served at the end of the period of the fiscal year ending November 30, 2023, for services rendered in all capacities to us. The listed individuals shall hereinafter be referred to as the “Named Executive Officers.” Currently, we have no employment agreements with any of our Directors and Officers. Compensation for the future will be determined when and if additional funding is obtained.

Summary Compensation Table - Officers-Dir
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- equity Incentive Plan Compens ation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa tion ($)	Total ($)
Mohammad Hasan Hamed,	2023	0	0	0	0	0	0	0	0
CEO, Dir.	2022	0	0	0	0	0	0	0	0

Code of Business Conduct and Ethics

We have not yet adopted a Code of Business Conduct and Ethics that applies to our executive officers and any other persons performing similar functions.

Committees of our Board of Directors and the Role of our Board in Risk Oversight

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by the Board of Directors as a whole. We intend to form these committees once our Board membership increases.

Our principal executive and principal financial officers have evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13-a - 15(e) and 15d - 15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are designed to ensure that information required to be disclosed in our reports under the Exchange Act, is recorded, processed, summarized and reported within the time periods required under the SEC’s rules and forms that the information is gathered and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure.

Our principal executive officer and principal financial officer evaluated the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this report.

The reason we believe our disclosure controls and procedures are not effective is because:

1.No independent Directors;

2.No segregation of duties;

3.No audit committee; and

4.Ineffective controls over financial reporting.

As of November 30, 2023, the Company has not taken any remediation actions to address these weaknesses in our controls. The Company’s management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties.

This Registration statement, of which this Prospectus is a part, does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financing reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to Rule 308(b) of Regulation S-K.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

1.Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

2.Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

3.Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of November 30, 2023. Based on this assessment, management concluded that the Company did not maintain effective internal controls over financial reporting as a result of the identified material weakness in our internal control over financial reporting described below. In making the assessment, management used the framework set forth in the report entitled Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company’s internal control system, including (i) the control environment (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring.

Identified Material Weakness

A material weakness in our internal control over financial reporting is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected.

Management identified the following material weaknesses during its assessment of internal controls over financial reporting as of November 30, 2023.

Independent Directors: The Company does not currently have any independent Directors.

No Segregation of Duties: Ineffective controls over financial reporting.

No Audit Committee: At this time, the Company has no audit committee.

Resources: We have no full-time employees with the requisite expertise in the key functional areas of finance and accounting. As a result, there is a lack of proper segregation of duties necessary to ensure that all transactions are accounted for accurately in a timely manner.

Written Policies and Procedures: We have not yet prepared written policies and procedures for accounting and financial reporting in order to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions, and prepare, review and submit SEC filings in a timely manner.

Management’s Remediation Initiatives

As our resources allow, we will add financial personnel to our management team. We plan to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions. We will also create an audit committee made up of our independent directors.

As of November 1, 2023, the Company has not taken any remediation actions to address these weaknesses in our controls even though they were identified during the year ending November 30, 2023. The Company’s management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties.

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There is no family relationship of any kind among our Directors, executive officers, or persons nominated or chosen by us to become Directors or executive officers.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, certain information concerning the beneficial ownership of our Common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding Common stock; (ii) each Director; (iii) each named executive officer; and (iv) all of our executive officer and Director as a group, and his percentage ownership and voting power.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to his shares of our Common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company 10 Nisan Beck St, Jerusalem, Israel 91034.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Mohammad Hasan Hamed	3,800,000 shares	65.4%

Transactions with Related Persons, Promoters and Certain Control Persons

On September 7, 2017, 1,900,000 shares of BestGofer’s Common stock were issued to Gal Abotbol and Levi Yehuda, who at the time, were each officers and Directors of the Company, at the price of $0.005 per share (a total of 3,800,000 shares of Common stock and $19,000). In 2020, both sold all their shares to Mohammad Hasan Hamed.

Director Independence

The OTC Markets, where we intend to have our shares of Common stock quoted, does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15). Based on these widely accepted criteria, we have determined that none of our Directors are independent at this time.

No member of the management is or will be required by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and Director(s) in that they may have other business interests in the future to which they devote his attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with each offer’s understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, New York Stock Exchange (NYSE), American Stock Exchange (AMEX), and NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measure relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

SELLING SHAREHOLDERS	CURRENT SHARES	SHARES AFTER OFFERING
Rabia Nijim	40,000	0
Alice Billan	40,000	0
Yosef Hasan Haj	80,000	0
Maria Rahhal	80,000	0
Ali Bsoul	80,000	0
Camillia Jadoun	80,000	0
Sona Ballan	80,000	0
Asad Saffouri	40,000	0
Alice Abu Dahud	80,000	0
Lela Zuabi	80,000	0
Dumia Safuri	80,000	0
Nada Safuri	80,000	0
Isabell Zaher	80,000	0
Basem Jadoun	40,000	0
Alice Jadoun	80,000	0
Fadi Jadoun	40,000	0
Salim Waked	80,000	0
Khazneh Abawi	80,000	0
Hala Loulou	68,000	0
Mohammad Nejem	80,000	0
Mohammad Masarwa	52,000	0
Alias Abawi	80,000	0
Mriana Shaer	40,000	0
Samira Aneim	80,000	0
Fatima Basiony	80,000	0
Bilal Seyadeh	40,000	0
Amin Seyade	80,000	0
Malek Rahal	80,000	0
Maison Slimami	40,000	0
Worod Abed Elhalim	40,000	0
Tiriz Bellan	80,000	0

Current management has no relationship with the Selling Shareholders. The Selling Shareholders were all personal or business relationships with the Company’s previous officer and Directors, Gal Abotbol and Levi Yehuda, but not affiliated therewith. The Selling Shareholders acquired their shares in conjunction with the Company’s registration on Form S-1 declared effective November 26, 2018 (SEC File No. 333-224041).

Selling shareholders are deemed to be Underwriters for purposes of the Securities Act of 1933, as amended, and the rules and regulations thereunder, and to fix the price of the Offering.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON IDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinions of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

BestGofer Inc.

TABLE OF CONTENTS

NOVEMBER 30, 2023

Certified Public Accountants and Advisors

A PCAOB Registered Firm

817-721-0341  bartoncpafirm.com  Cypress, Texas

To the Board of Directors and Shareholders

BestGofer, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of BestGofer, Inc. as of November 30, 2023, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of BestGofer, Inc. as of November 30, 2023, and the results of its operations and its cash flows for the year ended November 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

The balance sheets of BestGofer, Inc. as of November 30, 2022, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended were audited by other auditors. Those auditors expressed an unqualified opinion on those financial statements in their report dated January 10, 2023.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to BestGofer, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. BestGofer, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has yet to generate revenue from intended operations, has a net capital deficiency, and therefore a substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters

We have served as BestGofer, Inc.’s auditor since 2023.

/s/ Barton CPA

Barton CPA

Cypress, Texas

January 12, 2024

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

PO BOX 765

VANCOUVER, WA 98661

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors & Audit Committee:

BestGofer, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of BestGofer, Inc. as of November 30, 2022, and the related statements of operations, changes in stockholders’ (deficit)/equity and cash flows for the year ended November 30, 2022, and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2022, and the results of its operations and its cash flows for the years ended November 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note B to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2018.

PCAOB ID: 6108

Vancouver, Washington

January 10, 2023

BESTGOFER INC.

CONDENSED BALANCE SHEETS

	November 30,
	2023	2022

ASSETS
Current assets
Prepaid expenses	$12,500	$12,500
Total current assets	12,500	12,500
Total assets	$12,500	$12,500

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	43,535	26,893
Accrued expenses	24,400	-
Due to related party	15,550	12,800
Total current liabilities	83,485	39,693

Stockholders’ deficit
Preferred stock $0.001 par value, 10,000,000 shares authorized, 0 issued and outstanding as of November 30, 2023 and 2022 respectively	-	-
Common stock: $0.001 par value, 190,000,000 shares authorized,5,880,000 shares issued and outstanding as of November 30, 2023, and 2022 respectively	5,880	5,880
Additional paid-in capital	75,226	75,226
Accumulated deficit	(152,091)	(108,299)
Total stockholders’ deficit	(70,985)	(27,193)

Total liabilities and stockholders’ deficit	$12,500	$12,500

The accompanying notes are an integral part of these financial statements.

BESTGOFER INC.

CONDENSED STATEMENTS OF OPERATIONS

	For the years ended November 30,
	2023	2022

Revenue	$-	$-
Expenses
General and administration	14,089	10,213
Professional fees	29,703	23,130
Total expenses	43,792	33,343

Net loss	$(43,792)	$(33,343)
Basic and diluted loss per common share	$(0.007)	$(0.006)
Weighted average number of common shares outstanding - basic and diluted	5,880,000	5,880,000

The accompanying notes are an integral part of these financial statements.

BESTGOFER INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the year ended November 30, 2022

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at November 30, 2021	-	$-	5,880,000	$5,880	$75,226	$(74,956)	$6,150
Net loss for the year ended November 30, 2022	-	-	-	-	-	(33,343)	(33,343)
Balance at November 30, 2022	-	$-	5,880,000	$5,880	$75,226	$(108,299)	$(27,193)

For the year ended November 30, 2021

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at November 30, 2022	-	$-	5,880,000	$5,880	$75,226	$(108,299)	$(27,193)
Net loss for the year ended November 30, 2023	-	-	-	-	-	(43,792)	(43,792)
Balance at November 30, 2023	-	$-	5,880,000	$5,880	$75,226	$(152,091)	$(70,985)

The accompanying notes are an integral part of these financial statements.

BESTGOFER INC.

CONDENSED STATEMENT OF CASH FLOWS

	For the years ended November 30,
	2023	2022

Cash flow from operating activities
Net loss	$(43,792)	$(33,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable	16,642	13,755
Increase (decrease) in accrued expense	24,400	-
(Increase) decrease in advances	-	3,038
(Increase) decrease in prepaid expenses	-	(12,500)
Net cash used in operating activities	$(2,750)	$(29,050)

Cash flows from investing activities	$-	$-

Cash flow from financing activities
Proceeds from related party	2,750	12,800
Net cash provided to financing activities	$2,750	$12,800

Net increase/(decrease) in cash	-	(16,250)
Cash at beginning of period	-	16,250
Cash at end of period	$-	$-

Supplemental cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

BESTGOFER, INC

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOVEMBER 30, 2023

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of BestGofer Inc. (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose.

Organization, Nature of Business and Trade Name

BestGofer Inc. was incorporated in the State of Nevada in October 2017, with the purpose of developing a consumer delivery system. The Company’s principal office is in Dimona, Israel.

The Company’s activities are subject to significant risks and uncertainties including failing to secure additional funding to operationalize the Company’s website and apps before another company develops similar websites or apps.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the year ended November 30, 2023.

Accounting Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect certain reported amounts and disclosures. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities, and the reported amounts of revenues and expenses. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Revenue recognition

We recognize revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The ASC 606’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

As of November 30, 2023, the carrying value of loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these Deferred Initial Public Offering (“IPO”) Issuance Costs.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on BestGofer Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. BestGofer Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized one hundred ninety million (190,000,000) shares of Common Stock and ten million (10,000,000) Preferred Stock with a par value of $0.001. Five million eight hundred eighty thousand (5,880,000) shares of Common Stock were issued and outstanding as of November 30, 2023. No shares of Preferred Stock were issued or outstanding as of November 30, 2023.

Basic and Diluted Net Loss per Common Share

Basic loss per Common share is computed by dividing the net loss by the weighted average number of shares of Common Stock outstanding for each period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of Common Stock outstanding plus the dilutive effect of shares issuable through the Common Stock equivalents. The weighted-average number of Common shares outstanding excludes Common Stock equivalents because their inclusion would be anti-dilutive.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

NOTE B - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with app development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received from related party (Director) as working capital loan. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

NOTE C - COMMON STOCK

On October 11, 2017, Company issued 1,900,000 restricted Common shares to Levi Yehuda, then Director of the Company at $0.005 per share for cash proceeds of $9,500.

On October 11, 2017, Company issued 1,900,000 restricted Common shares to Abotbol Gal, then Secretary/President of the Company at $0.005 per share for cash proceeds of $9,500.

During the year ended November 30, 2019, 2,080,000 restricted Common shares were issued at $0.001 per share for $52,000 in cash.

On September 17, 2022, the Company increased authorized share capital to 200,000,000 of which 190,000,000 shares will be Common Stock, with par value of $0.001 per share and 10,000,000 shares will be Preferred Stock, with par value of $0.001 per share.

As on November 30, 2023, and November 30, 2022, 5,880,000 Common shares were issued and outstanding.

NOTE D - RELATED PARTY TRANSACTIONS

On October 11, 2017, Company issued 1,900,000 Restricted Common Shares to Levi Yehuda, Director of the Company at $0.005 per share for cash proceeds of $9,500. (Refer Note C).

On October 11, 2017, Company issued 1,900,000 Restricted Common Shares to Abotbol Gal, then Secretary/President of the Company at $0.005 per share for cash proceeds of $9,500. (Refer Note C).

On May 23, 2018, Company received $9,800 from Abotbol Gal, then Secretary/President of the Company as a loan. These loans were unsecured, noninterest bearing and due on demand.

On February 05, 2019, Company received $24,793 from Abotbol Gal, then Secretary/President of the Company as a loan and it was repaid on March 26, 2019. These loans were unsecured, noninterest bearing and due on demand.

On August 20,2020, Abotbol Gal forgave his related party debt of $10,106.

On February 09, 2022, Company received $4,500 from Mohammad Hasan Hamed, President of the Company as a loan for meeting the Company expenses. These loans were unsecured, noninterest bearing and due on demand.

On May 03, 2022, Company received $5,000 from Mohammad Hasan Hamed, President of the Company as a loan for meeting the Company expenses. These loans were unsecured, noninterest bearing and due on demand.

On May 04, 2022, Company received $1,750 from Mohammad Hasan Hamed, President of the Company as a loan for meeting the Company expenses. These loans were unsecured, noninterest bearing and due on demand.

During September 2022, Company received $1,550 from Mohammad Hasan Hamed, President of the Company as a loan for meeting the Company expenses. These loans were unsecured, noninterest bearing and due on demand.

During January 2023, Company received $1,250 from Mohammad Hasan Hamed, President of the Company as a loan for meeting the Company expenses. These loans were unsecured, noninterest bearing and due on demand.

During April 2023, Company received $1,500 from Mohammad Hasan Hamed, President of the Company as a loan for meeting the Company expenses. These loans were unsecured, noninterest bearing and due on demand.

As at November 30, 2023, and November 30, 2022, amounts due to related parties are $15,550 and $12,800, respectively.

NOTE E - INCOME TAXES

For the year ended November 30, 2023, the Company has incurred net losses and therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $152,091 at November 30, 2023, and will expire beginning in the year 2037.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% and 21% to the net loss before provision for income taxes as follows:

	For the years ended November 30,
	2023	2022

Income tax expense (benefit) at statutory rate	(9,196)	(7,002)
Change in valuation allowance	9,196	7,002
Income tax expense	-	-

Net deferred tax assets consist of the following components as of November 30, 2023 and 2022:

	November 30,
	2023	2022

Gross deferred tax asset	31,939	22,743
Valuation allowance	(31,939)	(22,743)
Net deferred tax asset	-	-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $152,091 for federal income tax reporting purposes could be subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company has no uncertain tax positions that require the Company to record a liability.

The Company had no accrued penalties and interest related to taxes as of November 30, 2023.

NOTE F - SUBSEQUENT EVENT

The Company evaluated all events or transactions that occurred after November 30, 2023, through January 12, 2024. The Company determined that it does not have any subsequent event requiring recording or disclosure in the financial statements for the period ended November 30, 2023.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statement as of November 30, 2023, that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Liquidity and Capital Resources

Lack of Revenues

We have a limited operational history. During the years ended November 30, 2023 and 2022, we have not generated any revenue. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

Operating Expenses

The Company’s operating expenses for the year ended November 30, 2023, and 2022 were $43,792 and $33,343 respectively. Operating expenses consisted of general and administrative expenses of $14,089 and professional fees of $29,703 for the year ended November 30, 2023. Operating expenses consisted of general and administrative expenses of $10,213 and professional fees of $23,130 for the year ended November 30, 2022.

Net Loss

During the years ended November 30, 2023 and 2022, the Company recognized net loss of $43,792 and $33,343, respectively.

Liquidity and Capital Resources

Our capital resources have been obtained through loans from related party (Director).

As of November 30, 2023, the Company has $12,500 in total assets. These assets are in the form of prepaid expenses, $12,500. As of November 30, 2023, the Company has $83,485 in liabilities. These liabilities are in the form of accounts payable, $43,535, accrued expenses, $24,400 and amounts due to the related party, $15,550.

As of November 30, 2022, the Company has $12,500 in total assets. These assets are in the form of prepaid expenses, $12,500. As of November 30, 2022, the Company has $39,693 in liabilities. These liabilities are in the form of due to the related party $12,800, and accounts payable, $26,893.

Accumulated deficit as of November 30, 2023, and 2022, is $(152,091) and $(108,299), respectively.

Cash flows from operating activities

Net cash used in operating activities for the year ended November 30, 2023, and 2022, was $(2,750) and $(29,050), respectively.

Cash flows from financing activities

Cash flows from financing activities for the year ended November 30, 2023, and 2022, was $2,750 and $12,800, respectively.

The cash provided by financing activities was primarily due to funding by related party (the Director).

The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenue of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of Common shares outstanding for the period, without consideration for common stock equivalents. As of November 30, 2023, there were no share equivalents outstanding.

Controls and Procedures.

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

As required by Rule 13a-15/15d-15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as of November 30, 2023, we have carried out an evaluation of the effectiveness of the design and operation of our Company’s disclosure controls and procedures. This evaluation was carried out under the supervision and with the participation of our Company’s management, our President (Principal Executive Officer) and Treasurer (Principal Accounting Officer). Based upon the results of that evaluation, our management has concluded that, as of a November 30, 2023, our Company’s disclosure controls and procedures were not effective and do not provide reasonable assurance that material information related to our Company required to be disclosed in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to management to allow timely decisions on required disclosure.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control system is designed to provide reasonable assurance to our management and board of directors regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

•Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and

•Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Management assessed the effectiveness of our internal control over financial reporting as of November 30, 2023. In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in INTERNAL CONTROL -- INTEGRATED FRAMEWORK.

Our management concluded that, as of November 30, 2023, our internal control over financial reporting was effective based on the criteria in INTERNAL CONTROL -- INTEGRATED FRAMEWORK issued by the COSO.

This quarterly report does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s independent registered public accounting firm pursuant to rules of the SEC that permit the Company to provide only management’s report in this annual report.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

There were no changes in our internal control over financial reporting identified in connection with the evaluation described above during the first quarter ended November 30, 2023, that has materially affected or is reasonably likely to materially affect our internal controls over financial reporting.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Company.

Legal Fees (including Registration Fee)	$8,000
Accounting Fees	$5,000
Total	$13,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for indemnification to the full extent permitted by the laws of the State of Nevada for each person who becomes a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator, or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign in any capacity at the request of the corporation. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

Officers and Directors purchased 3,800,000 shares of our Common stock on September 7, 2017, for a total of $19,000 cash. These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933. These securities were issued to the founders of the Company and bear a restrictive legend. No written agreement was entered into regarding the sale of stock to the Company’s founders.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation(1)
3.2	Articles of Amendment(1)
3.3	Bylaws(1)
5.1	Legal Opinion and Consent(2)
23.1	Consent of Independent Registered Public Accounting Firm, BARTON CPA(3)
23.2	Consent of Independent Registered Public Accounting Firm, Michael Gillespie & Associates, PLLC (3)
23.3	Consent of Legal Counsel (included in Exhibit 5.1)(2)
107	Calculation of Registration Fee(1)

(1)Previously filed.

(2)To be provided by amendment.

(3)Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jerusalem, Country of Israel on February 26, 2024.

BESTGOFER, INC.

/s/ Mohammad Hasan Hamed

Mohammad Hasan Hamed

President/CEO/CFO and Principal Accounting Officer.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

/s/ Mohammad Hasan Hamed

Mohammad Hasan Hamed

President/CEO/CFO and Principal Accounting Officer.